Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated November 18, 2022 with respect to the Common Stock, par value $0.001 per share, of Cue Biopharma, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: November 18, 2022

SLATE PATH MASTER FUND LP

By:	Slate Path Capital LP, its investment manager

By:	Jades GP, LLC, its general partner

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

SLATE PATH CAPITAL LP

By:	Jades GP, LLC, its general partner

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

JADES GP, LLC

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

/s/ David Greenspan
DAVID GREENSPAN